Exhibit 23.1

Consent of Registered Independent Public Accounting Firm

We hereby consent to the inclusion in this filing on Form 8-K/A, of our report dated May 6, 2018, of our audits of the financial statements of OpenALPR, Inc., as of and for the years ended December 31, 2018 and 2017.

/s/ BD & Company, Inc.
BD & Company, Inc.
Owings Mills, MD
May 10, 2019